CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We have issued our report dated June 24, 2011, accompanying the financial statements of Insured Municipals Income Trust, Series 537 and Insured Municipals Income Trust, 108th Limited Maturity Series (included in Van Kampen Unit Trusts, Municipal Series 683) as of February 28, 2011, and for the period from March 20, 2008 (date of deposit) through February 29, 2009 and for each of the two years in the period then ended February 28, 2011 and the financial highlights for the period from March 20, 2008 (date of deposit) through February 28, 2009 and for each of the two years in the period ended February 28, 2011, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-149148) and Prospectus.

    We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
June 24, 2011